UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

PRIME TIME TRAVEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174703	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

809 Heavenly Lane
Cincinnati, OH 45238
(Address of principal executive offices) (Zip Code)

(513) 252-1577
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 21, 2012, the majority stockholder of Prime Time Travel, Inc. (the “Company”) approved an amendment and restatement of the Certificate of Incorporation (the “Amended and Restated Certificate”) of the Company to, among other things, change the name of the Company from Prime Time Travel, Inc. to LifeApps Digital Media Inc.

The Company is currently engaged in discussions with LifeApps, LLC, a California limited liability company (“LifeApps”), regarding a possible business combination involving the two companies.  At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction.  With the permission of LifeApps, the Company is changing its name to facilitate these discussions.  If the parties determine not to proceed with a business combination, the Company will change its name back to Prime Time Travel, Inc. or adopt another name.

It is expected that the Company’s new name will be declared effective by FINRA, for OTC trading purposes, in early September 2012.  The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA.

In addition to the name change, the Amended and Restated Certificate, among other things, increases our authorized capital stock from 95,000,000 shares of common stock to 300,000,000 shares of common stock and from 5,000,000 shares of blank check preferred stock to 10,000,000 shares of preferred stock.  The par value of each of these classes of stock is changing from $0.000001 per share to $0.001 per share.

Item 8.01 Other Events.

On August 21, 2012, the Board of Directors of the Company approved a 15 to 1 forward stock split on its common stock outstanding in the form of a dividend, with a Record Date of September 4, 2012.

The Payment Date, Ex-Dividend Date and Due Bill Redeemable Date will be announced once FINRA approves the forward split.  This stock split in the form of a dividend will entitle each common stock shareholder as of the Record Date to receive fourteen (14) additional share of common stock for each one (1) share owned. Additional shares issued as a result of the stock split will be distributed on the Payment Date. Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their common stock before the Ex-Dividend Date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date.  As of the Ex-Dividend Date, the Company’s stock will trade on a post-split adjusted basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME TIME TRAVEL, INC., INC.

Date: August 22, 2012	By:	/s/ Andrew M. Listerman
	Name:	Andrew M. Listerman
	Title:	President

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